Exhibit 99.2

AUDIT COMMITTEE CHARTER

EVERFLOW MANAGEMENT CORPORATION

Purpose

This charter establishes the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Everflow Management Corporation (“EMC”). The Committee has oversight responsibility for the integrity and fair presentation of Everflow Eastern Partners, L.P. (the “Company”) financial reporting. The Committee is directly responsible for the selection, compensation and oversight of the work of the Company’s registered public accounting firm. The Committee will meet with financial executive management and the registered public accounting firm to assess the Company’s internal controls and the registered public accounting firm’s independence.

Membership

The directors of EMC serve as the Company’s audit committee as specified in section 3(a)(58)(B) of the Exchange Act.

Qualifications

Each Committee member must be financially literate. Financial literacy is defined as capable of reading and understanding financial statements (balance sheet, statement of income, statement of partners’ equity, and a statement of cash flows). At least one of the Committee members must be financially sophisticated. Financially sophisticated is defined as:

1.	Trained in accounting or finance

2.	Having held management position(s) in accounting or finance

3.	Having an oversight responsibility for the accounting or finance function as a senior operational executive

Committee members shall not serve simultaneously on the audit committees of more than three public companies.

Oversight Responsibilities

The Committee recognizes that the preparation of the Company’s financial statements and other financial information is the responsibility of the Company’s management. The auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company’s registered public accounting firm. The Company’s financial executive management and its registered public accounting firm, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company’s financial statements and other financial information.

The Committee’s responsibility is to oversee the financial reporting process and practices of the Company and to assist the Board in fulfilling its responsibilities to the unitholders, potential unitholders and the investment community to ensure the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The Committee members do not represent themselves to be experts in the field of accounting, auditing or financial reporting. As such, they are not expected to conduct “field work” or other types of technical reviews to assure themselves to the quality of work performed. The Committee shall be entitled to rely upon the integrity of the Company’s financial executive management and its registered public accounting firm. Should financial executive management or its registered public accounting firm become aware that information provided to the Committee cannot be relied upon, that party has the responsibility to promptly report such findings to the Committee and the Board.

In carrying out its oversight responsibilities, the Committee shall:

•	Review this charter annually and, when considered necessary, make recommendations to the Board to modify it.

•	Meet with financial executive management and the registered public accounting firm to:

a.	Assess the adequacy and effectiveness of internal controls and the quality of judgments about the appropriateness of accounting principles, practices, estimates and disclosures.

b.	Review explanations for any unusual transactions and, as appropriate, report them to the Board.

c.	Review disputed matters between financial executive management and the registered public accounting firm.

d.	Review the potential effect on the Company of proposed changes to generally accepted accounting principles.

e.	Review the scope, coverage and procedures of the proposed audit plan with particular focus on maintaining a reasonable and cost-effective balance between registered public accounting firm and internal resources.

f.	Review the audit reports of the registered public accounting firm identifying recommendations for improving internal controls and processes.

g.	Review any significant matters identified during the audits or quarterly reviews.

h.	Assess for any potential non-audit services prohibited by applicable rules.

•	Maintain an appropriate level of skepticism regarding management’s assertions and judgments affecting financial reporting.

•	Discuss policies with respect to risk assessment and risk management.

•	Evaluate the performance of the Company’s internal review function and registered public accounting firm.

•	Work with financial executive management of the Company to establish and maintain appropriate procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of information regarding questionable accounting or auditing matters all in accordance with the requirements of Section 301 of the Sarbanes-Oxley Act as amended and related statutory and/or regulatory requirements.

•	Review legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

•	Pre-approve all audit services by public accounting firms and permitted non-audit services by the registered public accounting firm, including the fees and terms of such services, to be performed for the Company.

•	Be responsible for the appointment, compensation, oversight and, where appropriate, replacement of the Company’s public accounting firms (including resolution of disagreements between management and the auditor regarding financial reporting), with each such audit firm reporting directly to the Audit Committee. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

•	At least annually, obtain and review a report by the registered public accounting firm describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the registered public accounting firm and the Company.

•	Work with management to see that any Code of Ethics adopted by the Company applicable to the Company’s financial executive management is adequately communicated to the financial executive management and, if necessary, consider and approve any amendments to, or waivers granted, under such Code.

•	Meet with the Information Technology Manager to ensure the Company’s Information Technology strategy is aligned with the business objectives of the Company.

•	Maintain free and open means of communications between the directors, registered public accounting firm, and the financial executive management of the Company.

•	Annually receive written notice from the registered public accounting firm regarding their independence as required in Independence Standards Board Standard No. 1 and discuss such annual report with the registered public accounting firm in a Committee meeting.

•	Ensure that the Code of Ethics is adequately communicated to employees throughout the organization and review employee compliance to this Code.

•	Have the authority to conduct any investigation it deems appropriate within the scope of its duties, with full access to all books, records, facilities and outside advisors of the Company. The Committee is authorized to engage independent counsel and advisors as it deems necessary and to compensate counsel and advisors who are retained on terms deemed reasonable and appropriate by the Audit Committee. The Audit Committee shall work with financial executive management of the Company to establish and maintain appropriate procedures to implement this responsibility.

Meetings

The Committee shall meet at least twice per year – once before the annual audit (planning) and once after the annual audit (closing and summary). A Committee meeting qualifies as at least two members present (in person or via telephone), with an agenda forwarded to all members not present for the live meeting. At each Committee meeting:

•	The Company’s financial executive management shall be present along with the registered public accounting firm (in person or via telephone).

•	The Committee may meet privately with any of the above parties. During these meetings financial executive management and registered public accounting firm shall report to the Committee on items specified in the Oversight Responsibilities section of this Charter or other matters as determined by the Committee.

•	An individual will be assigned the responsibility to act as Secretary for the purpose of recording notes.

The Committee has the authority to meet in addition to the regularly scheduled meetings if matters merit such a meeting.